Exhibit 10.4

PROMISSORY NOTE

$60,000.00	September 17, 2018
Oklahoma City, Oklahoma

FOR VALUE RECEIVED, BTB EDMOND OPS LLC, an Oklahoma limited liability company BTB OPS MIDWEST CITY LLC, an Oklahoma limited liability company, and BTB OPS SPRINGFIELD LLC, a Missouri limited liability company (collectively “Maker”), with a notice address of 14505 Hertz Quail Springs Parkway, Oklahoma City, OK 73134, jointly and severally promise to pay to the order of BT CONCEPTS 71ST STREET, LLC (“ Holder”), at 14505 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 or such other place as may be designated in writing by Holder, on or before the Maturity Date (as hereinafter defined) the principal sum of Sixty Thousand and no/100 Dollars ($60,000.00), together with interest thereon at the rates set forth below and payable as follows:

The unpaid principal amount outstanding under this Note shall bear interest from the date hereof at the following rates per annum: (a) prior to the Maturity Date, at the rate of five percent (5%) per annum (the “Annual Rate”); and (b) after the Maturity Date, whether by acceleration or otherwise, until paid at a rate equal to the Annual Rate plus two percent (2.00%). “Maturity Date” shall mean the earlier to occur of (i) September 16, 2019, (ii) acceleration upon the occurrence of a default under this Note without cure, or (iii) the sale of all, or substantially all, of the assets of Maker.

Accrued and unpaid interest shall be paid on or before the first day of each month prior to Maturity Date. All principal under this Note shall be repaid in a single payment at the Maturity Date at which time all unpaid principal and any remaining accrued and unpaid interest shall be completely due and payable. Payment shall be made in lawful money of the United States of America.

Holder, at its option, may declare this Note and all other indebtedness and obligations of Maker owing to Holder to be due and payable if any of the following events shall occur: (i) default in payment when due of any interest or principal on this Note; (ii) default in payment when due of any other amount payable to Holder under the terms of this Note; (iii) any representation, statement, certificate, schedule or report made or furnished to the Holder on behalf of Maker proves to be false or erroneous in any material respect at the time of the making thereof or any representation or warranty ceases to be complied with in any material respect; (iv) Maker fails to keep or perform any of the other covenants or agreements contained in this Note; (v) Maker becomes bankrupt or makes a general assignment of all assets for the benefit of creditors; (vi)  Maker shall authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction; (vii) there is a change in control of Maker or a change of 30% or more of the equity interest of Maker; or (viii) Maker refinances its debt obligations as such obligations exist at the execution hereof.

Maker shall have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty. All payments under this Note shall be applied first to any accrued interest and then to principal.

Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder’s rights hereunder, Maker shall pay to the Holder hereof its reasonable attorney’s fees, together with all court costs and other expenses incurred and paid by such Holder.

Maker and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and any release of any party liable for payment of this obligation.  Any such extension, renewal or release may be made without notice to such party and without discharging said party’s liability hereunder.

The failure of Holder or any subsequent holder hereof to exercise any of the remedies or options set forth in this Note, upon the occurrence of one or more events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default.  The acceptance of the Holder hereof of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of any such remedy or option, without the express consent of the Holder hereof, except as and to the extent otherwise provided by law.

Maker and Holder intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Maker and Holder under the remainder of this Note shall continue in full force and effect.

All notices, consents, waivers, and other communications under this Note must be in writing and will be deemed to have been duly given when (a) delivered by hand to the addressee (with written confirmation of receipt), (b) or by registered mail, certified mail, or a nationally recognized overnight delivery service (receipt requested) to the respective addresses of Maker and Holder set forth in this Note or at such other address as given to the other party in writing. If sent by registered or certified mail, notice shall be deemed given three (3) business days after the date on which it has been deposited in the United States mail

This Note may be assigned by Holder upon written notice to Maker without the prior consent of Maker.

This Note is made under and governed by the laws of the State of Oklahoma.

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IN WITNESS WHEREOF, the undersigned Maker has executed this Note to be effective as of the date indicated above.

MAKER:	BTB EDMOND OPS LLC, an Oklahoma limited liability company

By:
William C. Liedtke III, Manager

BTB OPS MIDWEST CITY LLC, an Oklahoma limited liability company

By:
William C. Liedtke III, Manager

BTB OPS SPRINGFIELD LLC, a Missouri limited liability company

By:
William C. Liedtke III, Manager

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